UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Bonuses

On March 6, 2013, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc., or the Company, awarded bonuses as follows for fiscal 2012:

Name	Amount
Jeremy B. Ford	$300,000
Darren Parmenter	$100,000
Alan B. White	$1,350,000
Hill A. Feinberg	$850,000
Todd Salmans	$900,000

The bonuses awarded to Messrs. Ford, Parmenter, Feinberg and Salmans were determined at the discretion of the Compensation Committee based upon an evaluation of their respective performance.  The bonus awarded to Mr. White was determined in accordance with that certain Retention Agreement among the Company, PlainsCapital Corporation and Mr. White.

2013 Compensation

On March 6, 2013, the Compensation Committee of the Board of Directors determined to increase the salaries of Messrs. Ford and Parmenter as follows for 2013:

Name	2012 Salary	2013 Salary	Increase

Jeremy B. Ford	$400,000	$500,000	$100,000
Darren Parmenter	$290,000	$300,000	$10,000

The Compensation Committee expects to consider 2013 incentive compensation at its next meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: March 12, 2013	By:	/s/ COREY PRESTIDGE
Name: Corey G. Prestidge
Title: General Counsel & Secretary